                                                                     Exhibit 4.2


                             STOCKHOLDERS' AGREEMENT

      STOCKHOLDERS' AGREEMENT (the "Agreement") made as of this 5th day of November, 1998 by and among MEDIA METRIX, INC., a Delaware corporation (the "Company"), and the holders of the Company's common stock, par value $.01 per share (the "Common Stock"), set forth on Schedule I hereto (the "Stockholders").

                              W I T N E S S E T H:

      WHEREAS, the Company and Relevant Knowledge, Inc., a Delaware corporation ("RK"), have entered into an Agreement and Plan of Reorganization, dated as of September 30, 1998 (the "Merger Agreement") pursuant to which RK merged with and into the Company;

      WHEREAS, the parties hereto desire to promote the interests of the Company and the interests of the Stockholders by establishing herein certain terms and conditions upon which the Common Stock will be held and voted by the Stockholders, including certain provisions relating to the election of directors and the sale or other disposition of the Common Stock.

      NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      1. Voting for Directors. For the term of this Agreement, the Stockholders shall vote their shares of the Company's voting capital stock and utilize all other voting rights to which they may become entitled at any annual or special meeting called for the purpose of electing directors, and the respective transferees of each of such Stockholder shall so vote such voting capital stock or such other voting rights, so as to cause the Board of Directors of the Company to consist of eight (8) persons and the election of five (5) directors designated by the MMX Stockholders or their representatives (acting by a majority in interest) (who shall initially consist of Tod Johnson, William H. Helman, Stig Kry, James Mortensen and David Hathaway) and the election of three
(3) directors designated by the RK Stockholders or their representatives (acting by a majority in interest) (who shall initially consist of Timothy Cobb, Jeffrey Levy and Michael Brooks (the "RK Designees")); provided, however, that upon the death, resignation, retirement, disqualification or removal from office of any director in accordance with this Agreement or the Company's Bylaws, the remaining directors nominated by the Stockholders who nominated the director so removed from the Board of Directors shall nominate a replacement to serve until the next annual or special meeting held for the purpose of electing directors. Each of Timothy Cobb, Jeffrey Levy and Michael Brooks shall remain an RK Designee until such time as he resigns, dies, or becomes disabled. There shall be no obligation on the part of the Stockholders to vote for Messrs. Cobb or Levy if the employment by the Company of such individual is terminated for "justifiable cause" pursuant to his respective employment agreement with the Company or at such time that either of them ceases to own, directly or indirectly, at least 70% of the shares of Common Stock held by him on the date hereof. For purposes of this Agreement, the term "MMX Stockholders" shall mean those Stockholders who held MMX Common Stock, warrants to purchase MMX Common Stock or preferred stock that was converted into Common Stock, in each case immediately prior to the Merger, and the term "RK Stockholders" shall mean those Stockholders who held RK common stock, warrants to purchase RK common stock or preferred stock that was converted into RK common stock immediately prior to the Merger.

      2. Certain Corporate Actions. During the term of this Agreement, the Company shall not, without the approval of seventy-five percent (75%) of the full Board of Directors, issue shares of any class of capital stock of the Company or rights to acquire any shares of capital stock of the Company (excluding options to purchase Common Stock granted pursuant to the Company's 1998 Equity Incentive Plan) which issuance would have the effect of decreasing any Stockholder's outstanding interest in the Common Stock (on a fully diluted basis) by greater than five percent (5%). In the event that the Company proposes to issue shares of its capital stock in connection with an acquisition, merger or other business combination (a "Transaction"), any director having an interest in the acquired entity or business shall not be entitled to vote on such Transaction at any meeting of the Board of Directors of the Company at which such Transaction is considered, and the approval of 75% of the directors who do not have an interest in such Transaction shall be required.

      3. Affirmative Covenants. The Company hereby covenants and agrees with the Stockholders that it shall maintain, and cause each of its subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with generally accepted accounting principles consistently applied ("GAAP") (it being understood that monthly financial statements are not required to have footnote disclosures). The Company further covenants that it shall deliver to each of the Stockholders holding at least an aggregate of 125,000 shares (as adjusted for stock splits, recapitalizations, and the like) of Common Stock (each, a "Major Stockholder") each of the financial statements and other reports described below:

            (a) Quarterly Financial Statements. As soon as available and in any event within forty-five (45) days after the end of each fiscal quarter, the Company shall deliver (i) consolidated balance sheets of the Company and its subsidiaries, as of the end of such quarter, (ii) the related consolidated statements of income, stockholders' equity and cash flow for such quarter and for the period from the beginning of the then current fiscal year of the Company to the end of such quarter, (iii) a schedule of the outstanding indebtedness for borrowed money of the Company and its subsidiaries for any liability greater than $75,000, describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan, and (iv) the monthly financial statements prepared by the Company for each month in the preceding quarter in whatever form the Company prepared those financial statements for its internal use.

            (b) Year-End Financial Statements. As soon as available and in any event within ninety (90) days after the end of the fiscal year of the Company, the Company shall deliver (i) the consolidated balance sheets of the Company and its subsidiaries as of the end of such year and the related consolidated statements of income, stockholders' equity and cash flow for such fiscal year,
(ii) a schedule of the outstanding indebtedness for borrowed money of the Company and its subsidiaries for any liability greater than $75,000, describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan, and (iii) a report with respect to the financial statements from Ernst & Young LLP or another comparable firm of certified public accountants selected by the Company, which report shall be prepared in accordance with Statement of Auditing Standards No. 58 (the "Statement") entitled "Reports on Audited Financial Statements" and such report shall be "Unqualified" (as such term is defined in such Statement).

            (c) Accountants' Reports. Promptly upon receipt thereof, the Company shall deliver copies of all significant reports submitted by the Company's firm of certified public accountants in connection with each annual, interim or special audit or review of any type of the financial statements or related internal control systems of the Company and its subsidiaries made by such accountants, including any comment letter submitted by such accountants to management in connection with their services.

            (d) Management Reports. Together with each delivery of financial statements of the Company and its subsidiaries pursuant to subsections 3(a) and 3(b), the Company will deliver a management report (i) describing the operations and financial condition of the Company and its subsidiaries for the quarter then ended and the portion of the current fiscal year then elapsed (or for the fiscal year then ended in the case of year-end financial), (ii) setting forth in comparative form the corresponding figures for the corresponding periods of the previous fiscal year and the corresponding figures from the most recent projections for the current fiscal year delivered pursuant to subsection 3(e) and (iii) discussing the reasons for any significant variations. The information above shall be presented in reasonable detail and shall be certified by the chief financial officer of the Company to the effect that such information fairly presents the results of operations and financial condition of the Company and its subsidiaries as at the dates and for the periods indicated.

      4. Transfer of Shares.

            (a) Shares of the Company's Common Stock ("Shares") are transferable
(i) pursuant to public offerings registered under the Securities Act of 1933, as amended (the "Securities Act"), (ii) pursuant to a public sale under Rule 144 under the Securities Act (except pursuant to Rule 144(k) if the Company's shares have not become publicly traded) if such rule is available, and (iii) subject to the conditions specified in paragraphs (b), (c) and (d) below.

            (b) In connection with the transfer of any Shares (other than a transfer described in subparagraph (a)(i) or (ii) above), the transferor will deliver written notice to the

Company describing in reasonable detail the transfer or proposed transfer, together with an opinion of counsel which (to the Company's reasonable satisfaction) is knowledgeable in securities law matters to the effect that such transfer of Shares may be affected without registration under the Securities Act or any applicable state securities laws, and with written confirmation from the prospective transferee of its agreement to be bound by the conditions contained in this Agreement and the other restrictions on transfer imposed by the Securities Act or any applicable state securities laws.

            (c) It shall be a condition to the transfer of any Shares that the transferee thereof agrees to be bound by the provisions of this Agreement as if originally a party hereto. The transferee (even if a member of another voting group, pursuant to Section 1 above, immediately prior to such transfer) shall become a member of the voting group, if any, to which his transferor belongs or belonged under this agreement with respect to the Shares transferred and shall be entitled to participate, to the extent of the Shares transferred, with the other members of such voting group in selecting candidates for the Board of Directors, if permitted to do so under this Agreement.

            (d) Notwithstanding the above: (i) Shares may not be transferred or assigned to a Competitor or any affiliate of a Competitor of the Company, other than pursuant to a transaction approved by the Board of Directors. For purposes of this Agreement, the term "Competitor" shall mean any of the following: AC Nielsen, Ceridian, Nielsen Media Research, Inc., Forrester Research, IntelliQuest, Odessey, Reuters, Site-Centric measurement systems (e.g. Internet Profiles Corporation), Consumer-Centric measurement systems (e.g. NetRatings and PC Data), International Data Corporation, Gartner Group, @Plan, United News and Media, VNU, WPP and any others which, now or in the future, compete directly with the Company; and (ii) Shares may not be transferred or assigned during such period of time that the Board of Directors of the Company has approved any offering of equity securities of the Company unless the Board of Directors has approved such transfer or assignment as not materially impairing the ability of the Company to complete such offering on the anticipated terms and conditions.

      5. Termination of this Agreement. This Agreement shall terminate upon the earlier to occur of (i) the written agreement of all of the parties hereto or
(ii) the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Company to the public.

      6. Amendment; Waiver. No amendment, modification, waiver or termination of any provision of this Agreement shall be valid unless in writing and signed by the Company and the Stockholders holding a majority of the voting power of the Shares held by all of the Stockholders. Any amendment or waiver effected in accordance with this Section 6 shall be binding upon each holder of any shares, each future holder of all such securities and the Company. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

      7. Specific Performance. The parties hereby declare that it is impossible to measure in money the damages which will accrue to a party hereto by reason of a failure to perform any of the obligations under this Agreement. Therefore, all parties hereto shall have the right to specific performance of the obligations of the other parties under this Agreement, and if any party hereto shall institute an action or proceeding to enforce the provisions hereof, any person (including the Company) against whom such action or proceeding is brought hereby waives the claim or defense therein that such party has an adequate remedy at law, and such person shall not urge in any such action or proceeding the claim or defense that such remedy at law exists.

      8. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first-class mail, postage prepaid, return receipt requested, or transmitted by facsimile or delivered either by hand, by messenger or by nationally recognized overnight courier, addressed:

            (a) if to the Stockholders, at the addresses set forth on the
      Schedule I attached hereto or at such other address as they shall have furnished to the Company in writing.

            (b) if to any other holder of securities of the Company at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder thereof who has so furnished an address to the Company, and

            (c) if to the Company, to the following address, or at such other address as the Company shall have furnished to the Stockholders,

                        Media Metrix, Inc.
                        900 West Shore Road
                        Port Washington, NY   11050
                        Attention: Tod Johnson
                        Fax: (516) 625-4888

            with a copy to:

                        Fulbright & Jaworski L.L.P.
                        666 Fifth Avenue
                        New York, New York 10103
                        Attention: Richard H. Gilden, Esq.
                        Fax: (212) 752-5958

      Alternatively, to such other address as a party hereto supplies to each other party in writing.

      9. Successors and Assigns. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective permitted transferees, successors and assigns of the parties hereto, whether so expressed or not.

      10. Governing Law. This Agreement is to be governed by and interpreted under the laws of the State of New York without giving effect to the principles of conflicts of laws thereof.

      11. Titles and Subtitles. The titles of the sections of this Agreement are for the convenience of reference only and are not to be considered in construing this Agreement.

      12. Severability. The invalidity or unenforceability of any provisions of this Agreement shall not be deemed to affect the validity or enforceability of any other provision of this Agreement.

      13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

      14. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof and supersedes all previous agreements, arrangements and understandings, whether written or oral, with respect to the subject matter hereof.

      IN WITNESS WHEREOF, the parties hereto have executed this Stockholders' Agreement as of the date first above written.

                              MEDIA METRIX, INC.

                              By: /s/ Tod Johnson
                                  ----------------------------------------------
                              Name:  Tod Johnson
                              Title: Chief Executive Officer


                              STOCKHOLDERS:

                              THE NPD GROUP, INC.

                              By: /s/ Tod Johnson
                                  ----------------------------------------------
                              Name:  Tod Johnson
                              Title: Chairman and Chief Executive Officer


                              THE 1995 STACEY JOHNSON TRUST

                              By: /s/ Franklin L. Green
                                  ----------------------------------------------
                              Name:  Franklin L. Green
                              Title: Trustee


                              THE 1995 SCOTT JOHNSON TRUST

                              By: /s/ Franklin L. Green
                                  ----------------------------------------------
                              Name:  Franklin L. Green
                              Title: Trustee

                              GREYLOCK IX LIMITED PARTNERSHIP

                              By:    Greylock IX GP Limited Partnership

                              By: /s/ William W. Helman
                                  ----------------------------------------------
                              Name:  William W. Helman
                              Title: General Partner


                              OAK INVESTMENT PARTNERS VI, LIMITED PARTNERSHIP

                              By:    Oak Associates VI, LLC, its General Partner
  MANAGING MEMBER OF OAK
   ASSOCIATES VI, LLC,        By: /s/ Ed Glassmeyer
  THE GENERAL PARTNER OF        ----------------------------------------------
OAK INVESTMENT PARTNERS VI,   Name:  Ed Glassmeyer
   LIMITED PARTNERSHIP        Title: Managing Member of Oak Associates VI, LLC


                              OAK VI AFFILIATES FUND, LIMITED PARTNERSHIP

                              By:    Oak VI Affiliates, LLC, its General Partner
  MANAGING MEMBER OF OAK
   VI AFFILIATES, LLC,        By: /s/ Ed Glassmeyer
  THE GENERAL PARTNER OF          ----------------------------------------------
  OAK VI AFFILIATES FUND,     Name:  Ed Glassmeyer
   LIMITED PARTNERSHIP        Title: Managing Member of Oak Associates VI, LLC


                              VENROCK ASSOCIATES II, L.P.

                              By: /s/ David Hathaway
                                  ----------------------------------------------
                              Name:  David Hathaway
                              Title: General Partner


                              VENROCK ASSOCIATES

                              By: /s/ David Hathaway
                                  ----------------------------------------------
                              Name:  David Hathaway
                              Title: General Partner

      IN WITNESS WHEREOF, the parties hereto have executed this Stockholders' Agreement as of the date first above written.

                              STOCKHOLDERS:

                              WHITNEY EQUITY PARTNERS, L.P.

                              J.H.  Whitney Equity Partners LLC,
                              Its General Partner


                              By: /s/ Daniel J. O'Brien
                                  ----------------------------------------------
                                      Daniel J. O'Brien, Managing Member

                  [SIGNATURE PAGE TO STOCKHOLDERS' AGREEMENT]

      IN WITNESS WHEREOF, the parties hereto have executed this Stockholders' Agreement as of the date first above written.

                              STOCKHOLDERS:

                              INVESTMENT A.B. BURE


                              Signature: /s/ Knut Leman
                                         ---------------------------------------

                              By: Knut Leman
                                  ----------------------------------------------

                              Title:
                                     -------------------------------------------

                  [SIGNATURE PAGE TO STOCKHOLDERS' AGREEMENT]

      IN WITNESS WHEREOF, the parties hereto have executed this Stockholders' Agreement as of the date first above written.

                              STOCKHOLDERS:

                              INTIMIDATOR INVESTMENT GROUP, L.L.C.


                              Signature: /s/ Michael D. Easterly
                                         ---------------------------------------

                              By: Michael D. Easterly
                                  ----------------------------------------------

                              Title: Chief Manager
                                     -------------------------------------------

                  [SIGNATURE PAGE TO STOCKHOLDERS' AGREEMENT]

      IN WITNESS WHEREOF, the parties hereto have executed this Stockholders' Agreement as of the date first above written.

                              STOCKHOLDERS:

                              UNTERBERG HARRIS PRIVATE
                              EQUITY PARTNERS, C.V.

                              Signature: /s/ John Dexheimer
                                         ---------------------------------------

                              By: John Dexheimer
                                  ----------------------------------------------
                                  Member of its Investment General Partner,
                                  Unterberg Harris LLC


                              UNTERBERG HARRIS PRIVATE
                              EQUITY PARTNERS, L.P.

                              Signature: /s/ John Dexheimer
                                         ---------------------------------------

                              By: John Dexheimer
                                  ----------------------------------------------
                                  Member of its Investment General Partner,
                                  Unterberg Harris LLC

                  [SIGNATURE PAGE TO STOCKHOLDERS' AGREEMENT]

      IN WITNESS WHEREOF, the parties hereto have executed this Stockholders' Agreement as of the date first above written.

                              STOCKHOLDERS:

                              SIRROM CAPITAL CORPORATION


                              Signature: /s/ Kathy Harris
                                         ---------------------------------------

                              By: Kathy Harris
                                  ----------------------------------------------

                              Title: Vice President
                                     -------------------------------------------

                  [SIGNATURE PAGE TO STOCKHOLDERS' AGREEMENT]

      IN WITNESS WHEREOF, the parties hereto have executed this Stockholders' Agreement as of the date first above written.

                              STOCKHOLDERS:

                              JEDFAM INVESTMENTS, L.L.C.


                              Signature: /s/ Brice R. Smith, III
                                         ---------------------------------------

                              By: BRICE R. SMITH, III
                                  ----------------------------------------------

                              Title: MANAGER
                                     -------------------------------------------

                  [SIGNATURE PAGE TO STOCKHOLDERS' AGREEMENT]

      IN WITNESS WHEREOF, the parties hereto have executed this Stockholders' Agreement as of the date first above written.

                              STOCKHOLDERS:

                              BAYVIEW INVESTORS, LTD.


                              Signature: /s/ [ILLEGIBLE]
                                         ---------------------------------------

                              By:
                                  ----------------------------------------------

                              Title: Authorized Signatory
                                     -------------------------------------------

                  [SIGNATURE PAGE TO STOCKHOLDERS' AGREEMENT]

      IN WITNESS WHEREOF, the parties hereto have executed this Stockholders' Agreement as of the date first above written.

                              STOCKHOLDERS:

                              DOROTHY DAVIS SMITH, TRUSTEE UA DATED
                              7/14/80, THE DDS REVOCABLE TRUST


                              Signature: /s/ Dorothy Davis Smith
                                         ---------------------------------------

                              By:
                                  ----------------------------------------------
                                  Dorothy Davis Smith, Trustee

                  [SIGNATURE PAGE TO STOCKHOLDERS' AGREEMENT]

      IN WITNESS WHEREOF, the parties hereto have executed this Stockholders' Agreement as of the date first above written.

                              STOCKHOLDERS:

                              BRISCO-DAVIS INVESTMENTS, L.L.C


                              Signature: /s/ Brice R. Smith, III
                                         ---------------------------------------

                              By:  BRICE R. SMITH, III
                                  ----------------------------------------------

                              Title: MANAGER
                                     -------------------------------------------

                  [SIGNATURE PAGE TO STOCKHOLDERS' AGREEMENT]

      IN WITNESS WHEREOF, the parties hereto have executed this Stockholders' Agreement as of the date first above written.

                              STOCKHOLDERS:


                              /s/ Jeffrey C. Levy
                              --------------------------------------------------
                              Jeffrey C. Levy

                  [SIGNATURE PAGE TO STOCKHOLDERS' AGREEMENT]

      IN WITNESS WHEREOF, the parties hereto have executed this Stockholders' Agreement as of the date first above written.

                              STOCKHOLDERS:


                              /s/ Timothy F.S. Cobb
                              --------------------------------------------------
                              Timothy F.S. Cobb

                  [SIGNATURE PAGE TO STOCKHOLDERS' AGREEMENT]

      IN WITNESS WHEREOF, the parties hereto have executed this Stockholders' Agreement as of the date first above written.

                              STOCKHOLDERS:

                              THE JEFFREY C. LEVY 1996 CHILDREN'S TRUST


                              Signature: /s/ Paul G. Levy
                                         ---------------------------------------

                              By: Paul G. Levy
                                  ----------------------------------------------
                                     Trustee

                  [SIGNATURE PAGE TO STOCKHOLDERS' AGREEMENT]

      IN WITNESS WHEREOF, the parties hereto have executed this Stockholders' Agreement as of the date first above written.

                              STOCKHOLDERS:

                              THE TIMOTHY FITZGERALD STEVENS COBB
                              1996 CHILDREN'S TRUST


                              Signature: /s/ David A. Crichlow
                                         ---------------------------------------

                              By:
                                  ----------------------------------------------
                                     Trustee

                  [SIGNATURE PAGE TO STOCKHOLDERS' AGREEMENT]

      IN WITNESS WHEREOF, the parties hereto have executed this Stockholders' Agreement as of the date first above written.

                              STOCKHOLDERS:


                              /s/ Karen Chase Smith
                              --------------------------------------------------
                              Karen Chase Smith

                  [SIGNATURE PAGE TO STOCKHOLDERS' AGREEMENT]

      IN WITNESS WHEREOF, the parties hereto have executed this Stockholders' Agreement as of the date first above written.

                              STOCKHOLDERS:


                              --------------------------------------------------
                              (Name of Stockholder)


                              Signature: /s/ Madelyn Adams Cobb
                                         ---------------------------------------

                              By: Madelyn Adams Cobb
                                  ----------------------------------------------

                              Title:
                                     -------------------------------------------

                  [SIGNATURE PAGE TO STOCKHOLDERS' AGREEMENT]

      IN WITNESS WHEREOF, the parties hereto have executed this Stockholders' Agreement as of the date first above written.

                              STOCKHOLDERS:


                              /s/ Karen Chase Smith
                              --------------------------------------------------
                              Karen Chase Smith

                  [SIGNATURE PAGE TO STOCKHOLDERS' AGREEMENT]

      IN WITNESS WHEREOF, the parties hereto have executed this Stockholders' Agreement as of the date first above written.

                              STOCKHOLDERS:


                              /s/ Onuoha O. Odim
                              --------------------------------------------------
                              Onuoha O. Odim

                  [SIGNATURE PAGE TO STOCKHOLDERS' AGREEMENT]

                                   Schedule I

                                  STOCKHOLDERS

                               The NPD Group, Inc.
                          The 1995 Stacey Johnson Trust
                          The 1995 Scott Johnson Trust
                         Greylock IX Limited Partnership
                 Oak Investment Partners VI, Limited Partnership
                   Oak VI Affiliates Fund, Limited Partnership
                           Venrock Associates II, L.P.
                               Venrock Associates
                          Whitney Equity Partners, L.P.
                              Investment A.B. Bure
                        Intimidator Investment Group, LLC
                 Unterberg Harris Private Equity Partners, C.V.
                  Underberg Harris Private Equity Partners, LP
                           Sirrom Capital Corporation
                             JedFam Investments, LLC
                             Bayview Investors, Ltd.
        Dorothy Davis Smith, Trustee UA 7/14/80, The DDS Revocable Trust
                          Brisco-Davis Investments LLC
                                 Jeffrey C. Levy
                                Timothy F.S. Cobb
                      Jeffrey C. Levy 1996 Children's Trust
              Timothy Fitzgerald Stevens Cobb 1996 Children's Trust
                               Madelyn Adams Cobb
                                Karen Chase Smith
                                 Onuoha O. Odim